UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2012

PANACHE BEVERAGE, INC.

(Exact name of registrant as specified in its charter)

 FLORIDA

 (State or Other Jurisdiction of Incorporation)

000-52670

 (Commission File Number)

20-2089854

(I.R.S. Employer Identification No.)

40 West 23rd Street

Floor 2

New York, NY 10010

(Address of principal executive offices, including zip code.)

646-480-7479

(Registrant's Telephone Number, Including Area Code)

(1)

This Current Report on Form 8-K is filed by PANACHE BEVERAGE INC., a Florida corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2012, the Board of Directors of the Registrant announced the election of Mr. Michael Romer, David Shara, and Susan Drinon to the Board of Directors of the Registrant. In addition, on July 2, 2012, the Board of Directors of the Registrant accepted the resignation of Brian Gordon. Pursuant to its Bylaws, the number of directors was increased from four to seven.

Mr. Romer has over 10 years of experience in the nightlife, marketing and entertainment industry. He began his career in entertainment and nightlife by promoting concerts and events in Boston while attending Brandeis University (Bachelor of Arts, 1998). In 1998, Romer moved to New York to pursue opportunities in entertainment and nightlife. Concurrently, he attended Brooklyn Law School. (Juris Doctor, 2001). Mr. Romer’s background in both law and nightlife served him well when he founded, in 1998, a full service entertainment and marketing firm that focused on promotions, special events, and corporate branding. Based in Manhattan, it was affiliated with a multitude of sophisticated venues and vendors in the city. Eventually owning and operating venues Mr. Romer fund-raised over $1,000,000 from investors.

Born in Tel Aviv, David Shara moved as a young man to the suburbs of Maryland. While attending the University of California, Santa Barbara, David studied Marine Biology. Upon graduation in 1997 David founded Optimum Diamonds LLC, where he has sat as CEO ever since. As a philanthropist, Mr. Shara is active in the American Museum of Natural History and Operation Smile. Being a leading expert in his field, David is a member of the National Colored Diamond Association and the Diamond Manufacturers and Importers Association (DMIA).

Mrs. Drinon was a national sales director for over 7 years with Blair Importers, a New York based wine and spirits importer. Having extensive knowledge in Scotch Malt Whiskey Drinon was awarded a position on the Scotch Malt Whiskey Society for 2 years. Although born and raised in New York, Drinon along with her three children and husband Robert Drinon, President of Premier Beverage Inc., has called South Florida home for over 15 years. In Florida, she has sat on boards of various institutions, including here children’s school, St. Mark's Episcopal School and The Red Cross. Drinon, continues to maintain close relationships in the spirits world.

Mr. Gordon resigned as a Director on his own accord and not because of a disagreement with management over policy or any other matter.

The Registrant discloses that there are no arrangements or understandings between Mr. Romer, Mr. Shara, and Mrs. Drinon and any other persons pursuant to which Mr. Romer, Mr. Shara, and Mrs. Drinon were selected as a director. In addition, neither Mr. Romer, Mr. Shara and Mrs. Drinon have not been appointed to nor are they expected to serve on any committees of the Board of Directors of the Registrant.

The Registrant discloses that there are no material plans, contracts or arrangements (whether or not written) to which Mr. Romer, Mr. Shara, and Mrs. Drinon is a party or in which they participate that is entered into or a material amendment in connection with a triggering event or any grant or award to Mr. Romer, Mr. Shara, and Mrs. Drinon or modifications thereto, under any such plans, contracts or arrangements in connection with Mr. Romer’s, Mr. Shara’s, and Mrs. Drinon’s position as a director.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Romer, Mr. Shara, and Mrs. Drinon had or will have a direct or indirect material interest, other than routine salary matters or long-term investments in the common stock of the Registrant.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panache Beverage, Inc.

Date: July 9, 2012	By:	/s/ James Dale
James Dale
Chief Executive Officer